                                                                   EXHIBIT 10.11

                            JOINT VENTURE AGREEMENT

          JOINT VENTURE AGREEMENT, dated as of November 6, 1997, by and between SOFTBANK Corporation, a Japanese corporation ("SOFTBANK"), and GeoCities, a California corporation ("GeoCities").

          WHEREAS, GeoCities offers in the United States and certain other geographic areas certain hosting and marketing services on the World Wide Web, including, without limitation, GeoCities virtual communities.

          WHEREAS, SOFTBANK is a leading computer publisher and software distributor in Japan;

          WHEREAS, SOFTBANK indirectly owns a minority interest in GeoCities through one of its subsidiaries;

          WHEREAS, SOFTBANK and GeoCities wish to form a joint venture company in Japan called GeoCities Japan Corporation to establish and manage in Japan a Japanese version (using the Japanese language) of the GeoCities virtual communities on the internet, virtual community services, and conduct other related businesses and;

          WHEREAS, on July 16, 1997, SOFTBANK incorporated GeoCities Japan Corporation, a Japanese corporation (the "Company") and GeoCities intends to purchase 40% of the shares thereof in accordance with the procedures stipulated in this Agreement.

               NOW, THEREFORE, the parties hereby agree as follows:

1.   Objectives of the Company
     -------------------------

The objectives of the Company shall be to engage in the businesses set forth below.

          (i) establishment and management in Japan of a Japanese version of the GeoCities virtual communities on the internet;

          (ii)   development of related Japanese virtual communities services;

          (iii)  related sale of virtual communities advertisement space;

          (iv) addition of Japanese specific informational content to the mirror site database in Japan;

          (v) other businesses relating to the foregoing as agreed upon by the parties from time to time.

2.   Sale and Purchase of Shares; Ownership of the Company
     -----------------------------------------------------

     (a) Object to the terms and conditions hereof, SOFTBANK agrees to sell, and GeoCities agrees to purchase, 1,600 shares of Common Stock of the Company (the "Shares") at a price of (Yen)50,000 per share so that after such sale SOFTBANK
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          shall own 2,400 shares of Common Stock and GeoCities shall own 1,600 shares of Common Stock of the Company.

     (b) Within five (5) days of the execution of this Agreement, SOFTBANK shall deliver to GeoCities stock certificates representing the Shares and registered in the name of SOFTBANK, against payment by GeoCities of (Yen)80,000,000 therefor in immediately available funds to a bank account designated by SOFTBANK. The completion of the purchase of 1,600 Shares by GeoCities shall be referred to hereafter as the "Closing". The payment for the Shares shall be made in the currency of Japanese Yen.

3.   Representations and Warranties of SOFTBANK
     ------------------------------------------

     SOFTBANK hereby represents and warrants to GeoCities as follows:

     (a) SOFTBANK has been duly incorporated, and is a validly existing corporation under the laws of Japan and has full power and authority to enter into and perform its obligations under this Agreement

     (b) This Agreement has been duly authorized, executed and delivered by SOFTBANK and constitutes a valid and binding agreement of SOFTBANK, enforceable against SOFTBANK in accordance with its terms.

     (c) The company has been incorporated on July 16, 1997 as a kabushiki kaisha (a stock limited company). The registered office of the Company is at 24-1, Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103, Japan. The Company is a corporation under the laws of Japan and has full power and authority to carry on its business as described in this Agreement. Attached hereto as Exhibit A is true and correct copy of the Articles of Incorporation of the Company ("teikan") and true and complete English translation thereof.

     (d) The Company's authorized capital is 16,000 shares of Common Stock, par value (Yen)50,000 per share, of which 4,000 shares are issued and outstanding. Prior to the Closing, SOFTBANK purchased such 4,000 shares for a purchase price of (Yen)50,000 per share in cash, and SOFTBANK owns all of such issued and outstanding shares of the Company. There are no options, warrants or commitments of any kind relating to the capital stock of the Company, including any preemptive or other rights to purchase its capital stock.

     (e) The Shares have been duly authorized (including any required approval by the Board of Directors of the Company) and validly issued and are fully paid and non-assessable. Title to the Shares will be transferred from SOFTBANK to GeoCities upon physical delivery of the stock certificates to GeoCities at the Closing, free and clear of all liens, encumbrances, equities or claims.

     (f) Prior to the Closing, the Company has not been engaged in any business or activities and has not entered into to any contracts, except as contemplated by this

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          Agreement and the Company has net assets of (Yen)200,000,000 in the form of cash and cash equivalents.

     (g) The Company has no mutual liabilities, contingent or otherwise, and the Company has complied in all material respects with all laws and regulations. There is no mutual litigation pending or threatened, and no basis therefor known to the Company, to which the Company is or would be a party, to which any of the Company's assets are or would be subject, or which question or challenge this Agreement or the transactions contemplated hereby.

     (h) No consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity on the part of SOFTBANK is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby other than as described in Section 15 hereof.

     (i) A certified copy of the commercial register of the Company ( and a true and complete English translation thereof) is attached to this Agreement as Exhibit B, and all information contained therein is complete and accurate.

4.   Representations and Warranties of GeoCities
     -------------------------------------------

     GeoCities represents and warrants to SOFTBANK as follows:

     (a) GeoCities has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California, and has full power and authority to enter into and perform this Agreement.

     (b) This Agreement has been duly authorized, executed and delivered by GeoCities and constitutes a valid and binding agreement of GeoCities, enforceable against GeoCities in accordance with its terms.

     (c) No consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity on the part of GeoCities is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby other than as described in Section 15 hereof.

5.   Licensing Agreement
     -------------------

     Concurrently with the execution of this Agreement, GeoCities shall enter into a licensing agreement, in the form of Exhibit C attached hereto (the "Licensing Agreements"), with the Company.

6.   Board of Directors; Statutory Auditors
     --------------------------------------

     (a) The total number of Directors comprising the Board shall be five. SOFTBANK shall designate three Directors, and GeoCities shall designate two Directors.

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     (b)  The Company shall have one Statutory Auditor, which shall be designated by SOFTBANK.

     (c) The Company shall have one Representative Director, who shall be the President. The President and Representative Director shall be appointed by SOFTBANK.

     (d) In case of a vacancy in the office of Director, Statutory Auditor or Representative Director during the term of office for whatever reason, the vacancy shall be filled by the party that nominated the Director, Statutory Auditor or Representative Director whose office became vacant.

     (e) At any annual or special meeting of shareholders or any meeting of the Board of Directors called for such purpose, each party shall vote or cause to be voted all shares owned by it for the election of nominees designated as Directors, Statutory Auditor or Representative Director in accordance with this Section 6 and otherwise as may be necessary to implement the provisions of this Agreement.

     (f) No change shall be made in the number and/or allocation of Directors, Statutory Auditor or Representative Director as stated in this Section 6 or in the Articles of Incorporation of the Company; provided that if the parties' respective shareholdings change, the parties shall adjust the number and allocation of Directors and the designation or nomination of the Statutory Auditor or Representative Director if and to the extent appropriate so that their respective representation on the Board and in the Company is generally proportionate to their respective shareholdings.

7.   Management of the Company
     -------------------------

     (a) The Board of Directors of the Company shall be responsible for establishing the overall policy and operating procedures with respect to the business affairs of the Company.

     (b) Except as otherwise required by mandatory provisions of law and as otherwise provided herein, resolutions of the Board of Directors shall be adopted only by the affirmative vote of a majority of the Directors present at a meeting duly called at which a quorum is present. A majority of the Board of Directors shall constitute a quorum for the transaction of business provided at least one Director designated by GeoCities is present. Board meetings shall be held in Japan in accordance with applicable law provided that the Board of Directors shall meet no less frequently than once in each calendar month.

     (c) Notwithstanding the general provisions set forth above, in addition to any special approval requirements under the Articles of Incorporation or under law, each of the following corporate actions may be taken by the Company only (i) in the case of any action that is permitted by law or under the Articles of Incorporation to be taken by the Board of Directors alone, upon authorization by affirmative vote of at least one SOFTBANK director and at least one GeoCities director and (ii) in the case of actions required by law or the Articles of Incorporation to be approved

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          by the Company's shareholders, upon authorization by affirmative vote of both GeoCities and SOFTBANK as shareholders:

               (i) any merger or consolidation, whether or not the Company is the surviving corporation; any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; any acquisition of all or substantially all of the capital stock or assets of any other entity; or the liquidation or voluntary dissolution of the Company;

               (ii)   any capital expenditure of (Yen)10 million or more;

               (iii) the raising of additional equity capital or the issuance or sale of any debt or equity securities (including any shareholder loan or guaranty) and the terms thereof, whether or not in connection with a call for additional capital pursuant to Section 8 hereof;

               (iv) any declaration or payment of any dividend or other distribution, directly or indirectly, on account of any shares of capital stock of the Company, or any redemption, retirement, purchase or other acquisition, directly or indirectly, by the Company of any such shares (or of any warrants, rights or options to acquire any such shares);

               (v) the incurrence or guarantee (directly or indirectly) by the Company with respect to any indebtedness for borrowed money in excess of (Yen)10 million;

               (vi) any amendment, alteration or repeal of any provision of the Articles of Incorporation of the Company; or

              (vii) approval of an annual business plan and operating budget for the Company (which shall be made no later than thirty
                      (30) days prior to the commencement of each fiscal year of the Company), and any deviation in any material respect from such business plan or budget as so approved;

8.   Additional Capital
     ------------------

     (a) In the event that the Company requires capital in excess of two hundred million yen ((Yen)200,000,000), SOFTBANK will make this additional capital available to the Company without dilution to GeoCities equity share. The mechanism by which such additional capital is made available shall be mutually agreed upon by SOFTBANK and GeoCities.

     (b) Subject to Section 7(c) hereof, the Board may, by written notice to the parties, call for the parties to subscribe for additional shares of capital stock of the Company or to make loan guarantees or loans to the Company in proportion to their

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          respective holdings of Common Stock at any time. Each party agrees to provide such additional capital or support in accordance with the Board's action.

9.   Disposition of Common Stock
     ---------------------------

     Neither party shall directly or indirectly sell, assign, transfer or otherwise dispose of, or pledge or otherwise encumber, any shares of Common Stock of the Company without the prior consent of the other party; provided that, at such time as the shares of the Company are publicly traded, either party shall be entitled to make sales of its shares in the open market to the extent permitted by applicable law.


10.  Accounting; Access to Information
     ---------------------------------

     (a) The fiscal year of the Company shall be from the first day of April of each year to the 31st day of March of the following year.

     (b) The Company shall maintain its accounts and prepare its financial statements (including, without limitation, a balance sheet, profit and loss statement and statement of cash flows) in accordance with generally accepted accounting principles in Japan, and shall cause its annual financial statements to be audited by an internationally recognized independent auditing firm reasonably acceptable to each party, and such financial statements and the auditors' opinion to be delivered to each party no later than sixty (60) days following the end of each fiscal year. The Company also shall deliver to each party unaudited monthly and quarterly financial statements within thirty days following the end of each month or fiscal quarter, as the case may be, certified (in the case of quarterly financial statements) by the chief accounting officer of the Company. All annual and quarterly financial statements shall be accurately and completely translated into English at the expense of GeoCities prior to delivery to GeoCities.

     (c) Each party shall, during normal business hours and at all other times as reasonable, have access to the books and records of the Company and to the legal, tax and auditing personnel of the Company, internal and external; provided, however, that the cost and expense necessary for such inspection shall be borne by the party making the inspection.

11.  Term of the Agreement
     ---------------------

      Subject to Section 13, this Agreement shall remain in effect perpetually, provided that, if as of [***], or any [***], (i) the Company has sustained net losses (determined in accordance with generally accepted Japanese accounting principles and certified by the Company's independent auditors) for the [***] preceding such [***], and (ii) GeoCities and SOFTBANK, in good faith, differ with respect to the future business plans and prospects of the Company, then each party shall have the right to terminate this Agreement, which termination shall be effective ninety (90) days following notice thereof to the other party.

______________________

     [***] Confidential treatment requested for redacted portion.

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12.   Termination of the Agreement
      ----------------------------

     (a) If either party fails in any material respect to perform or fulfill in the time and manner herein provided any obligation or condition herein required to be performed or fulfilled by such party, and if such default shall continue for sixty (60) days after written notice thereof from the other party, then the other party shall have the right to terminate this Agreement by written notice of termination to the defaulting party at any time after such sixty (60) days, or longer, if the breach cannot be reasonably cured within sixty (60) days and the failing party is making diligent efforts to cure it. Either party may also terminate this Agreement immediately by giving a written notice to the other party in the event such other party shall be dissolved or liquidated or declared insolvent or bankrupt.

     (b) Upon termination of this Agreement, the parties shall negotiate in good faith the possible purchase by one party of all the shares in the Company held by the other party or the sale of the Company to a third party. If such negotiation fails to result in a mutually acceptable agreement, the Company shall be dissolved in accordance with Japanese law.

     (c) Termination of this Agreement for any reason shall not release either party from any liability which at the time of termination has already accrued to the other party or which thereafter may accrue in respect of any act or omission prior to such termination.

13.  Confidentiality
     ---------------

     Each party shall hold and shall cause its respective representatives to hold in confidence all confidential information made available to it or its representatives by the other party, directly or through the Company, and shall not pass such information on, wholly or partly, to third parties without the written consent of the other party, unless such information (i) becomes generally available to the public other than as a result of a disclosure by such party or its representatives, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, or
(iii) is independently acquired by such party as a result of work carried out by any employee or representative of such party to whom no disclosure of such information has been made.

14.  Government Filing
     ----------------

     (a) Within fifteen (15) days following the date of the Closing, GeoCities will submit the required notification to the Bank of Japan under the Foreign Exchange and Foreign Trade Control Law.

     (b) If any Japanese withholding taxes are imposed on dividends payable to GeoCities by the Company under Section 11, the Company shall withhold such amounts, pay the same to the Japanese tax authority, and promptly furnish GeoCities with appropriate documentation of the amounts so withheld as soon as practicable. The Company shall cooperate with GeoCities to make any necessary filings to utilize

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

          the lowest available withholding rate under applicable treaty between Japan and the United States.

15.  Other Ventures
     --------------

     (a) Neither party will engage directly or indirectly in any business activities in Japan that compete with the business activities of the Company in Japan; provided that GeoCities may continue to make available its services and any other properties or products in languages other than Japanese.

     (b) GeoCities hereby agrees to discuss in good faith with SOFTBANK joint efforts to establish similar ventures in Europe and other international markets where SOFTBANK or its affiliates (which term is intended to be limited to entities controlled by or under common control with SOFTBANK and/or entities in which SOFTBANK takes an active role in such entities' management) have operations and are the appropriate partners; provided that the foregoing shall not obligate either party to enter into any such arrangement.

16.  Governing Law
     -------------

      This Agreement shall be governed by and construed in accordance with the laws of Japan.


17.  Dispute Resolution
     ------------------

      All disputes between the parties hereto arising directly or indirectly out of this Agreement shall be settled by the parties amicably through good faith discussions upon the written request of either party. In the event that any such dispute cannot be resolved thereby within a period of thirty (30) days after such notice has been given, such dispute shall be finally settled by arbitration by three arbitrators. If GeoCities commences such arbitration, it shall be held in Japan, using the English language, and in accordance with the rules then in effect of the Japan Commercial Arbitration Association. If SOFTBANK commences such arbitration, it shall be held in the U.S.A., using the English language, and in accordance with the rules then in effect of the American Arbitration Association.


18.  Miscellaneous
     -------------

     (a) This Agreement may be amended only by a written instrument signed by both parties.

     (b) This Agreement may not be assigned by either party hereto except with the written consent of the other party; provided, however, that this Agreement may be assigned to a corporation which shall succeed to the business of a party by merger, consolidation, or the transfer of all or substantially all of the assets of such party and which shall expressly assume the obligations of such party hereunder.

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     (c)  Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, upon receipt of a confirmation of receipt,
          (c) if sent by registered airmail, return receipt requested, postage prepaid, on the sixth business day following the date of deposit in the mail or (d) if by international courier service, on the second business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows;

             (i)            If to SOFTBANK:

                            SOFTBANK Corporation

                            24-1, Nihonbashi-Hakozakicho
                            Chuo-ku, Tokyo 103, Japan

                            Attention:  Mr. Masayoshi Son
                            President and Chief Executive Officer

                            Telephone:  (813) 5642-8020
                            Facsimile:  (813) 5641-3400


             (ii)           If to GeoCities:

             GeoCities
             1918 Main Street Third Floor
             Santa Monica, CA 90403-1030
             USA

                            Attention:  David Bohnett
                                        President and Chief Executive Officer

                            Telephone:  (310) 664-6500, Ext. 201
                            Facsimile:  (310) 664-6521

            With a copy to:

            GeoCities
            1918 Main Street Third Floor
            Santa Monica, CA 90403-1030
            USA

                            Attention:  Ed Pierce, General Counsel

                            Telephone:  (310) 664-6500, Ext. 251
                            Facsimile:  (310) 664-6520

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Or in each case to such other address or facsimile number as the party may have furnished to the other party in writing.

     (d) In the event of the invalidity or unenforceability of any part or provision of this Agreement, such invalidity shall not affect the validity or enforceability of any other part or provision of this Agreement.

     (e) No waiver by any party of any default in the performance of or compliance with any provision herein shall be deemed to be a waiver of the performance and compliance as to any other provision, or as to such provision in the future; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No remedy expressly granted herein to any party shall be deemed to exclude any other remedy which would otherwise be available.

     (f) This Agreement including the exhibits hereto constitutes the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements between the parties with respect to such subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g) Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their affiliates, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

                                       10
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     IN WITNESS WHEREOF, the parties hereto have duly signed this Agreement as of the day and year first above written.


                                    SOFTBANK CORPORATION


                                    By:  /s/  Masayoshi Son
                                       ----------------------------------
                                    Name:  Masayoshi Son
                                    Title:  President


                                    GEOCITIES


                                    By:  /s/  David Bohnett
                                       ----------------------------------
                                    Name:  David Bohnett
                                    Title:  President & CEO

Attachments:

     Exhibit A Articles of Incorporation of Company.

     Exhibit B Commercial Register of the Company.

     Exhibit C Licensing Agreement

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